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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the use in this Registration Statement on Form S-4 of the information derived from our summary reserve report on the interests of Zilkha Energy Company ("Zilkha"), dated September 19, 1997, relating to the estimated quantities of certain of Zilkha's proved reserves and the related estimates of future net cash flow and present values as of July 1, 1997. We also consent to the reference to us under the headings "Business of Zilkha -- Oil and Gas Reserves" and "Experts" in such Registration Statement.

                                            WILLIAM M. COBB & ASSOCIATES, INC.

                                            By:     /s/ FRANK J. MAREK
                                              ----------------------------------

Dallas, Texas
December 9, 1997